Exhibit 23(a)

                           RESTATED TRUST INDENTURE OF
                            AMERITOR INVESTMENT FUND
                            AND DECLARATION OF TRUST
                                 WITH AMENDMENTS
                                   DATED AS OF
                                OCTOBER 17, 2001

     An AGREEMENT AND DECLARATION OF TRUST IS MADE this 11th day of May, 1979 by and between the Parties, as amended and restated as of October 17, 2001, being:

     (a) the registered holders ("shareholders" herein) from time to time of shares of Ameritor Investment Fund ("Fund" herein) as settlors of express revocable trusts who became parties hereto by taking and holding their respective shares, and

     (b) the Trustees, being Richard P. Ellison and Carole S. Kinney (such persons so long as they shall continue in office in accordance with the terms of this instrument, and all other persons who at the time in question have been duly elected or appointed Trustees in accordance with the provisions of this instrument and are then in office, are collectively called the "Trustees" herein)

                                    RECITALS

     The Fund is a common law trust within the meaning of Section 16(b) of the Investment Company Act of 1940.

     Ameritor Financial Corporation (the "Company") is the sponsor and depositor of the Fund and acts as its Manager .

     The Trust Indenture is not drawn in a fashion consistent with current usage, and lacks certain instructive provisions concerning correlative rights, powers and duties, and has other deficiencies.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration,

     (a) the Parties and the Trustees hereby agree to be bound by this Agreement, and

     (b) THE TRUSTEES DO HEREBY DECLARE that they will hold as Trustees the Fund and all Fund Property of every type and description which they may acquire now or hereafter as Trustees, together with the proceeds thereof, in trust to manage, invest, reinvest, purchase and sell, exchange or otherwise dispose of the same for the benefit of the Shareholders present and future and in the manner and subject to the provisions as now shall be set forth in this Instrument.

                                    ARTICLE I
                               The Trust -The Fund

     Section 1.1. Name. The name of the Trust created by this Instrument shall be Ameritor Investment Fund ("Fund" herein). So far as may be practicable, the Trustees shall conduct the Fund's activities, execute all documents and sue or be sued under this name. This name (and the word "Fund" or "Trust" wherever used herein except where the context otherwise requires) shall refer to the Trustees in their capacity as Trustees, and not individually or personally, and shall not refer to the officers, agents, employees or Shareholders of the Fund or of the Trustees. If the Trustees determine that the use of this name is not practicable, legal or convenient, they may use any other designation or they may adopt any other name for the Fund that they deem proper, and the Trust may hold property and conduct its activities under such designation or name.

     Section 1.2. Location. The principal office of the Fund shall be in the District of Columbia, or in any other location the Trustees may select. The Fund may have such other offices or places of business as the Trustees may from time to time determine to be necessary or expedient.

     Section 1.3. Nature of the Fund. (a) The Fund shall be of the type commonly termed a common law trust within the meaning of Section 16(b) of the Investment Company Act of 1940. The Fund is not intended to be, shall not be deemed to be, and shall not be treated as a general partnership, limited partnership, joint venture, corporation, joint stock company or any other form of legal relationship. The Shareholders shail be beneficiaries, and their relationship to the Trustees shall be solely in that capacity in accordance with the rights conferred upon them hereunder.

     (b) The Advisor shall have discretion with respect to whether the Fund should qualify, from time to time, as a regulated investment company as that term is defined in Subchapter M of the Internal Revenue Code of 1954, as amended (26 U.S.C. 851-855).

     Section 1.4. Definitions. As used herein the following terms have the following meanings unless the context otherwise requires: .

     "Act" shall mean the Investment Company Act of 1940, as amended

     "Advisor" or "Investment Advisor" shall mean Ameritor Financial Corporation, a Delaware corporation having its principal place of business in Washington, D.C., and where app1icable, as in but limited to Article V, shall include the directors, officers, employees and agents of the Advisor.

     "Affiliate" shall have the same meaning as in the Act.

     "Committee" shall mean a group of any two or more Trustees which has been designated as such by the Trustees or the Chairman of the Trustees and to whom duties or powers have been delegated pursuant to Section 2.5. Appointment of Trustees as members of any Committee shall be made by the Chairman of the Trustees.

     "Effective Date" shall be as stated in Section 14.1

     "Fiscal year" shall mean any fiscal period of the Fund for which an income tax return is submitted to the Internal Revenue Service and which is created by the Internal Revenue Service as a reporting period.

     "Fund Property" shall mean as of any particular time any and all property of whatever nature, tangible or intangible, cash and securities of all kinds, which are transferred, conveyed or paid to the Fund or the Trustees and all income, profits and gains therefrom and which at such time is owned or held by, or for the account of the Fund or the Trustees.

     "Person" shall mean and include individuals, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     "Declaration of Trust of Ameritor Investment Fund" shall mean this Instrument as amended, restated or modified from time to time. References herein to "Declaration of Trust," "Instrument," "hereof," "herein" "hereunder," "Trust Indenture," "Trust," and "Fund," shall be deemed to refer to this Instrument and shall not be limited to the particular text, article or section in which such words appear.

     "Securities" shall mean any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, share or participation in temporary or interim certificates for, or any right to subscribe to, purchase or acquire any of the foregoing.

     "Shareholders" shall mean as of any particular time all holders of record or registered holders of outstanding Shares at such time.

     "Shares" shall mean the shares of beneficial interest of the Fund described in Section 6.1

                                   ARTICLE II
                               Powers of Trustees

     Section 2.1. General. The Trustees shall have, without further authorization, full, exclusive and absolute power, control and authority over the Fund Property and the business of the Fund to the same extent as if the Trustees were the sole and absolute owners of the Fund Property and business in their own right, free from any power or control on the part of the Shareholders, except as may be required by law, with. such powers of delegation as may be permitted by this Instrument. The Trustees may sell, lease or exchange all or substantially all of the property and assets of the Fund, including its goodwill and its franchises, if any, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or other property, including shares of stock in, and/or other securities of any other trust or any other corporation or corporations as the Trustees deem expedient and for the best interests of the shareholders. The enumeration of any specific power or authority herein shall not be construed as limiting the aforesaid powers of authority in any respect.

     Section 2.2. Investments. The Trustees shall have power to invest and reinvest the Fund Property in such securities as they deem appropriate and compatible for the fulfillment of the objectives of the Fund and hold or retain such securities or to sell them at such times and from time to time as they shall in their absolute discretion determine.

     In the exercise of their powers, the Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law now or hereafter in effect limiting the investments which may be held or retained by Trustees or other fiduciaries, but they shall have full authority and power to make any and all investments within the limitations of this Instrument as they, in their absolute discretion, shall determine, and without liability for loss.

     Section 2.3. Legal Title. Legal title to all the Fund Property shall be vested in the Trustees, as joint tenants or otherwise, and held by and transferred to the Trustees, except that the Trustees shall have power to cause legal title to any Fund Property to be held by or in the name of one or more of the Trustees with suitable reference to their trustee status or in the name of the Fund, or, to the extent the Trustees deem such action to be in the best interest of the Fund and its Shareholders, in the name of any other Person as nominee, on such terms in such manner and with such powers as the Trustees may determine, provided that if any Fund Property is held in the name of a nominee, such nominee will hold that Fund Property for the exclusive benefit of the Fund.

     Section 2.4. Taxes. The Trustees shall have power to pay all taxes or assessments, of whatever kind or nature, imposed upon or against the Fund or the Trustees in connection with the Fund Property or upon or against the Fund Property or income or any part thereof, to settle and compromise disputed tax liabilities and for the foregoing purposes to make such returns and do all such other acts and things as may be deemed by the Trustees necessary or desirable.

     Section 2.5. Delegation. The Trustees shall have power, consistent with their continuing exclusive authority over the management of the Fund, the conduct of its affairs and the management and disposition of the Fund Property, to delegate from time to time to such one or more of their number to Committees, to officers, employees and agents of the Fund or to the Advisor the doing of any such things and the execution of such deeds or other instruments, either in the name of the Fund or the names of the Trustees or as their attorney or attorneys or otherwise, as the Trustees may from time to time deem expedient.

     Section 2.6. Expenses. (a) The Trustees shall have power to incur and pay any charges or expenses which in the opinion of the Trustees are necessary or incidental to or proper for carrying out any of the purposes of this Instrument, to reimburse others for the payment therefore and to pay appropriate compensation or fees out of the Fund Property to themselves as Trustees and to persons with whom the Fund has contracted or transacted business including the Advisor, its subsidiaries and affiliated persons. The Trustees shall fix the compensation of all officers of the Fund and the Trustees. The Trustees shall receive reasonable compensation for their general services as Trustees and officers hereunder. The Trustees may also pay themselves or anyone or more of themselves such compensation for special services, including legal services, as they in good faith deem reasonable and reimbursement for expenses reasonably incurred by them or any one or more of them on behalf of the Fund.

     (b) In addition to, but without limitation upon the foregoing or any other powers or authority of the Trustees, the Trustees shall pay on behalf of the Fund all of the Fund's ordinary expenses of operation unless specifically excepted, such expenses of operation including, but not being limited to, the following: (i) the expenses of maintaining its own books of account; (ii) the expenses of maintaining one or more of its Custodians, Transfer Agents and Dividend Disbursing Agents; (iii) the expenses of computing the daily net asset value of shares of the Fund; (iv) the fees and expenses of its Trustees, including those Trustees who also may be Directors of the Advisor, or its subsidiary corporations or affiliated persons and the fees and expenses of the members of any Committee of the Fund including any members who also may be Directors or officers or employees (or all of these) of the Advisor, its subsidiaries or affiliated persons, perform services therefore and be compensated thereby; (v) the expenses of meetings of its shareholders; (vi) the expenses of printing and mailing of all shareholder reports and other required reports and documents provided shareholders, including but not being limited to the cost of printing and mailing prospectuses to shareholders; (vii) taxes of any kind assessed against the Fund; (viii) interest and commissions; (ix) Securities and Exchange Commission registration fees; (x) state registration fees; (xi) the expenses of trust existence; (xii) all or part of the salaries of Fund officers and other employees who may also be Directors or officers or employees (or all of these) of the Advisor, its subsidiaries or affiliated persons, perform services therefore and be compensated thereby; (xiii) the fees of its auditors; (xiv) the fees of its legal counsel; and (xv) all other ordinary expenses of operation. The Trustees also shall pay all extraordinary expenses of whatever kind or nature, unless such expenses have been specifically assumed by the Advisor or one of its affiliates.

     Section 2.7. Deposits. The Trustees shall have power to select a custodian for the physical holding of the Fund Property in compliance with the Act under such terms and conditions as the Trustees in their sole and absolute discretion shall deem to be appropriate. The Trustees shall also have power to deposit any monies or securities included in the Fund Property with anyone or more banks, trust companies, state and federal savings and loan associations or other banking or savings institutions, including any affiliate of the Advisor, whether or not such deposits draw interest, provided however that any such institution shall qualify under, applicable Sections of the Act and any proper regulations promulgated by the Securities and Exchange Commission. Such deposits shall be subject to withdrawal in such manner as the Trustees determine, and the Trustees shall haw no responsibility for any loss which may occur by reason of the failure of the bank, trust company, state or federal savings and loan association or other banking or savings institution with which the monies or securities have been deposited.

     Section 2.8. Valuation. (a) The Trustees shall have power to determine conclusively the value of any of the Fund Property and of any services, securities, assets or other consideration hereafter acquired or disposed of by the Fund and to revalue the Fund Property.

     (b) The Trustees or Advisor or any officer or officers or agent or agents of the Fund designated from time to time for this purpose by the Trustees shall determine the value of all of the assets of the Fund at the close of trading on the New York Stock Exchange on any day upon which such Exchange is open for unrestricted trading or at such other times as the Trustees shall designate, and the value of such assets so determined, less total liabilities of the Fund (exclusive of capital stock and surplus), divided by the number of shares outstanding shall be the net asset value of a share until a new net asset value is determined by the Trustees or Advisor or such officers or agents. In determinations of net asset value all securities for which market quotations are available shall be appraised at a price not less than the bid price and not greater than the asked price prevailing at the time of valuation, and other securities and assets shall be appraised at fair value, as determined in good faith by or under authority of the Trustees in accordance with accounting principles generally accepted at the time. In determinations of net asset value, treasury stock shall be treated as if it were unissued. When net asset value is determined as of a time other than the close of unrestricted trading on the New York Stock Exchange, the Trustees or Advisor or such officers or agents may, but need not, determine as of the preceding close of such Exchange in such manner (based upon changes in the market prices of selected securities or changes in market averages or on other standard and readily ascertainable market data since such close) as the Trustees or Advisor or such officers or agents deem adequate to reflect a fair approximate estimate of the probable change in net asset value which has occurred since such close. In determining the net asset value, the Trustees or Advisor or such officers or agents may include in liabilities such Reserves for taxes, estimated accrued expenses and contingencies, in accordance with accounting principles generally accepted at the time the Trustees or Advisor or such officers or agents may, in its or their best judgment, deem fair and reasonable under the circumstances.

     Section 2.9. Fiscal Year and Accounting Method. The Trustees shall have the power to determine the Fiscal Year for the Fund and the method or form in which its accounts shall be kept from time to time to change the Fiscal Year or the method or form in which its accounts shall be kept.

     Section 2.10. Reserves. The Trustees may set up reserves for taxes or other contingent liabilities and may allocate thereto such portion of the assets of the Fund as may be necessary. Any excess reserve so set up shall be returned to the Fund on termination of the tax or other contingent liabilities. All reserves shall be held by the Trustees.

     Section 2.11. (a) Business Interests of Trustees and Others. Any Trustee, officer, employee or agent of the Fund may, in his personal capacity, or in the capacity of Trustee, officer, director, stockholder, partner, member, Advisor or employee of any person, have business interests and engage in business activities in addition to those relating to the Fund, which interests and activities may be similar to those of the Fund and may include the acquisition, syndication, holding, management, operation or disposition, for his own account or for the account of such person, of interests in securities. Each Trustee, officer, employee and agent of the Fund and each of their respective affiliates shall be free of any obligation to present to the Fund any investment opportunity which comes to him in any capacity other than solely as Trustee, officer, employee or agent of the Fund, even if such opportunity is within the investment policies of the Fund. Subject to the provisions of this Section, any Trustee, officer, employee or agent of the Fund may be interested as Trustee, officer, director, stockholder, partner, member, Advisor or employee or deal with or otherwise have a 'direct or indirect interest in any person who may deal with or be engaged to render advice or services to the Fund and receive compensation from such person as well as compensation as Trustee, officer, employee or agent of the Fund or otherwise hereunder, and none of the activities referred to in this paragraph shall be deemed to conflict with his duties and powers as Trustee, officer, employee or agent of the Fund.

     (b) Ownership of Securities of the Fund. Any Trustee, officer, employee or agent of the Fund may acquire, own, hold and dispose of securities for his individual account and may exercise all rights of a holder of such securities to the same extent and in the same manner as if he were not a Trustee, officer, employee or agent of the Fund, subject, however, to such regulations which the Trustees by Resolution from time to time may adopt.

     Section 2.12. Power to Contract. Subject to Article III and Section 2.5 with respect to delegation of authority by the Trustees, the Trustees shall have power to appoint, employ or contract with any person (including one or more of themselves and any corporation, partnership or trust of which one or more of them may be an affiliate) as the Trustees may deem necessary or desirable for the transaction of the business of the Fund, including any person who, under the supervision of the Trustees, may among other things: obtain or furnish and supervise the performance of ministerial functions in connection with the administration of the Fund; serve as the Fund's investment and financial advisor and consultant in connection with policy decisions made by the Trustees; furnish reports to the Trustees and provide research, economic and statistical data in connection with the Fund's investments and investment policies; act as a consultant, borrower, lender, accountant, correspondent, technical advisor, attorney, broker, investor, underwriter, corporate fiduciary, escrow agent, depository, custodian or agent for collection, insurer or insurance agent, transfer agent or registrar or paying agent in any capacity deemed by the
Trustees necessary or desirable; obtain services as may be required for other activities relating to any of the Fund Property; investigate, select, and, on behalf of the Fund, conduct relations with persons acting in such capacities and pay appropriate fees to, enter into appropriate contracts with, employ and retain services performed or to be performed by any of them in connection with the investments acquired, sold; or otherwise disposed of, or committed, negotiated, or contemplated to be acquired, sold or otherwise disposed of, by
the  Fund;   substitute   any  other  person  for  any  such   person;   act  as
attorney-in-fact or agent in the purchase or sale or other disposition of investments; and assist in the performance of such ministerial functions necessary in the management of the Fund as may be agreed upon with the Trustees or officers of the Fund

     Section 2.13. Insurance. The Trustees shall have the powers to purchase and pay for entirely out of the Fund property insurance policies insuring the Fund property against any and all risks and insuring the Trustees, officers, employees, agents, investment advisors, including the Advisor, or independent contractors of the Fund, individually or collectively, against all claims and liabilities of every nature arising by reason of holding or having held any such office or position by reason of any action alleged to have been taken or omitted by the Fund or any such person as Trustee, officer, employee, agent, investment advisor, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Fund would have the power to indemnify such person against such liability.

     Section 2.14. Pension and Other Plans. The Trustees shall have the power to pay pensions for faithful services, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension and profit-sharing plans, share bonus, option and purchase plans, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Fund.

     Section 2.15. Dividends. The Trustees shall have the power to declare and pay dividends in cash, shares or otherwise, to make other distribution to Shareholders, whether out of net income, accumulated undistributed income, paid-in capital or otherwise, and to establish a dividend and distribution reinvestment plan or program or any plan or program similar thereto.

     Section 2.16. Seal. The Trustees shall have the power to adopt and use a seal for the Fund, but unless otherwise required by the Trustees, the seal need not be placed on, and its absence shall not impair the validity of any document, instrument or other paper executed and delivered by or on behalf of the Fund.

     Section 2.17. Charitable Contributions. The Trustees shall have power to make donations, irrespective of benefit to the Fund, for the public welfare or for community fund, hospital, charitable religious, education, scientific, civic or similar purposes.

     Section 2.18. Indemnification. In addition to the mandatory indemnification provided for in Section 5.3, the Trustees shall have power to the extent permitted by law to indemnify or enter into agreements with respect to indemnification with any person with whom the Fund has dealings, including without limitation any investment advisor, including the Advisor, any underwriter of securities of the Fund or any independent contractor, to such extent as the Trustees shall determine.

     Section 2.19. Remedies. Notwithstanding any provision in this Instrument, when the Trustees deem there is a significant risk that an obligor to the Fund may default or is in default under the terms of any obligation to the Fund, the Trustees shall have power to pursue any remedies permitted by law which, in their sole judgment, are in the interests of the Fund, and the Trustees shall have the power to enter into any investment, commitment or obligation of the Fund resulting from pursuit of such remedies if necessary or desirable to dispose of property acquired in the pursuit of such remedies.

     Section 2.20. Further Powers. The Trustees shall have power to do all such other matters and things and execute all such instruments as they deem necessary, proper or desirable in order to carry out, promote or advance the interests of the Fund, although such matters or things are not specifically mentioned herein. Any determination as to what is in the interests of the Fund made by the Trustees in good faith shall be conclusive. In construing the provisions of this Instrument, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with the Fund Property.

     Section 2.21. Restriction on Investment. The Trustees shall have the power to restrict investment in the Fund so that no person or affiliated group of persons may be permitted to acquire such shares in the Fund to make them an "affiliated" or "interested person" of the Fund as those terms are defined in
Section 2(a) of the Act.

     Section 2.22. Shareholders Lists. The Fund's shareholder list shall not be furnished to any person except upon unanimous vote of the Trustees or when required by applicable laws or regulations.

                                   ARTICLE III
                                     Advisor

     Section 3.1. Designation. The Trustees shall maintain general supervision over the investment policy of the Fund and the business of the Fund conducted by officers, agents, employees, the Investment Advisor or independent contractors of the Fund. The Trustees shall grant or delegate investment authority to the Advisor, pursuant to the terms of Sections 2.5 and 2.12, or to any other person the services of which are obtained by the Advisor as the Trustees may, in their sole discretion, deem necessary or desirable, without regard to whether such authority is normally granted or delegated by Trustees.

     Section 3.2. Terms of Agreement. The Trustees shall enter into an agreement with the Advisor pursuant to the provisions of Section 3.1 which shall provide that: (i) the Advisor shall be required to use its best efforts to present a continuing and suitable investment program to the Fund which is consistent with the investment policies and objectives of the Fund; (ii) the Advisor shall furnish the Fund with investment research and advice and shall manage and supervise the Fund's portfolio of investments; (iii) the Advisor in performance of the foregoing shall furnish the Trustees with such information and reports regarding the securities in the Fund's portfolio and proposed additions to the portfolio as the Advisor deems appropriate or as the Trustees may reasonably request; (iv) the Advisor shall supervise the Fund's relations with its Custodian, auditors and governmental regulatory bodies and shall furnish certain office space and certain secretarial and certain clerical assistance necessary for the performance of the foregoing functions; (v) the agreement shall include the provisions of Subsection 2.6(b); (vi) the Advisor shall be paid a monthly fee computed on the first business day of each month of the Fund's fiscal year at the following annual rates: 1% of the first $35,000.000 of net assets of the Fund, 7/8 of 1% on the next $35,000,000 of net assets of the Fund, and 3/4 of 1% on all sums in excess thereof ("net assets" shall be determined as in Sec. 2.8) all as set forth in the form of agreement attached hereto as Appendix B as a part hereof; (vii) the agreement shall have an initial term of 24 months and shall remain in effect thereafter for as long as the agreement is approved annually by the Trustees, or by the majority vote of the Shareholders in accordance with Section 15 of the Act; (viii) the agreement shall be terminable without penalty at the time upon 60 days' written notice: (a) to the Advisor during the original term or any renewal or extension thereof if a majority of the Trustees, including a majority of those Trustees who are not parties to the agreement or "interested persons," as defined.in Section 2(a)(19) of the Act, or a majority of the outstanding voting securities, shall in good faith determine that the Advisor is not presenting a continuing and suitable investment program consistent with the investment objectives and policies of the Fund; (b) to the Fund by the Advisor, or (c) as otherwise provided in the Act; and (ix) the agreement may contain such other provisions as the Trustees shall determine in their discretion are appropriate.

     Section 3.3. Substitution for Advisor. If the Advisor ceases to serve hereunder for whatever reason, the Trustees shall promptly select a Substitute Advisor to provide such investment advisory services as the Trustees shall determine in the place and stead of the Advisor and shall present to the Shareholders as soon as practicable thereafter, but not more than 90 days after such selection has been made, a proposal to approve such Substitute Advisor, or the Trustees may elect to have the Fund carry on its operations through its own officers and employees, including portfolio management, without the services of an outside adviser, if, in their judgment, such an arrangement will better serve the interests of the shareholders.

     Section 3.4. Independence of Trustees. From and after April 27, 1979, not more than 60% of the total number of Trustees may be affiliates of the Advisor, provided that if at any time the percentage of all Trustees who are affiliates of the Advisor becomes more than 60% of the total number of Trustees then in office, because of death, resignation, removal or change in affiliation of a Trustee who is not such an affiliate, such requirement shall not be applicable for a period of 60 days, during which time a majority of all the Trustees then in office shall appoint a sufficient number of other individuals as Trustees so that at least 60% of the total number of all Trustees then in office shall again not be affiliates of the Advisor. The Trustees shall endeavor at all times to comply with this requirement but the failure so to comply shall not affect the validity or effectiveness of action of the Trustees.

     Section 3.5. Other Activities. The Advisor shall not be required to administer the investment activities of the Fund as its sole and exclusive function. The Advisor may deal with persons with whom the Fund may do business and may have other business interests and may engage in other activities of any kind in addition to those relating to the activities to be performed by the Advisor for the Fund, including, rendering services and advice to other persons (whether or not such persons are in competition with the Fund or are engaged in activities similar to those of the Fund), acting as a trustee and managing other investments, including investments of the Advisor or any affiliate of the Advisor. The Trustees may request the Advisor to engage in other activities which complement the Fund's investments and to provide services for the Fund or for other persons who do business with the Fund, and the Advisor may receive compensation or commissions therefore from the Fund or other persons. The Advisor may invest in any such particular investment opportunity for their own account or offer, make available or recommend any such particular investment opportunity to any person.

                                   ARTICLE IV
                                   Investments

     Section 4.1 Statement of Investment Objective. The investment objective of the Fund is growth of capital.

     The Trustees or Advisor shall endeavor to invest the Fund's assets in accordance with the investment objective set forth in this Article, but the failure so to invest its assets shall not affect the validity of any investment made or action taken. Subject to the investment restrictions in Section 4.4, the Trustees may alter the investment objective described in this Section without a vote of the Shareholders if the Trustees should determine that such change is in the best interests of the Fund.

     Section 4.2. Other Investments. To the extent that the Fund has assets not otherwise invested in accordance with Section 4.1 , the Advisor may, at any time, invest such assets in such investments as are determined by the Advisor to be in the best interests of the Fund.

     Section  4.3  Restrictions.  The Fund may,  in the sole  discretion  of the
Advisor  and  to  the  maximum  extent   permissible  by  applicable   laws  and
regulations, engage in all lawful investment activites.

     Section 4.4. Portfolio Transactions. The Advisor is authorized to execute portfolio transactions for the Fund through any affiliated or interested broker and dealer to the extent permitted by law, at its discretion, provided such broker and dealer renders satisfactory service at standard and/or negotiated commission rates, and subject in any event to the Fund's obtaining the most favorable prices and execution of orders.

     Section 4.5 Option Activities. The Advisor may, to the maximum extent permissible under applicable law's and regulations, engage in any and all option activities as it shall from time to time determine to be appropriate and in the best interests of the Fund's shareholders.

                                    ARTICLE V
                            Limitations of Liability

     Section 5.1. Liability to Third Persons. No Shareholder as such shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any other person or persons in connection with the Fund Property or the affairs of the Fund and no Trustee, Advisor, officer, employee or agent of the Fund shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any other person or persons in connection with the Fund Property or the affairs of the Fund, nor for any taxes or other governmental charges in respect to Fund Property or the income or profits therefrom or the transfer thereof, except that arising from his bad faith, willful misconduct, gross negligence or reckless disregard of his duties or his failure to act in good faith in the reasonable belief that his action was in the best interests of the Fund; and all such other persons shall look solely to the Fund Property for satisfaction of claims of any nature arising in connection with the affairs of the Fund. If any Shareholder, Trustee, Advisor, officer, employee or agent, as such, of the Fund is made a party to any suit or proceeding to enforce any such liability, he shall not on account thereof be held to any personal liability.

     Section 5.2. Liability to Fund or to Shareholders. No Trustee, Advisor, officer, employee or agent of the Fund shall be liable to the Fund or to any Shareholder, Trustee, Advisor, officer, employee or agent of the Fund for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust), except for his own bad faith, willful misconduct, gross negligence or reckless disregard of his duties or for his failure to act in good faith in the reasonable belief that his action was in the best interest of the Fund.

     Section 5.3. Indemnification. The Fund shall indemnify each of its Trustees, Advisor, officers, employees and agents (including any person who serves at its request as director, officer, partner, Trustee or the like of another organization in which the Fund has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise, as fines or penalties and as counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while acting as a Trustee or Advisor or as an officer, employee or agent of the Fund or the Trustees, as the case may be, or thereafter, by reason of his being or having been such a Trustee, Advisor, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith or with willful misconduct or reckless disregard of his duties or gross negligence or not to have acted in good faith in the reasonable belief that his action was in the best interests of the Fund, provided that as to any matter disposed of by a compromise payment by such Trustee, Advisor, officer, employee or agent, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Fund by a majority of the disinterested Trustees or the Fund shall have received a written opinion of independent legal counsel to the effect that such Trustee, Advisor, officer, employee or agent appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Fund. The rights accruing to any Trustee, Advisor, officer, employee or agent under these provisions shall not exclude any other right to which he may be lawfully entitled, provided that no Trustee, Advisor, officer, employee or agent may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of Fund Property, and no Shareholder shall be personally liable to any person with respect to any claim for indemnity or reimbursement or otherwise. The Trustees may make advance payments in connection with indemnification under this Section, provided that the indemnified Trustee, Advisor, officer, employee or agent shall have given a written undertaking to reimburse the Fund in the event it is subsequently determined that he is not entitled to such indemnification.

     Section 5.4 Surety Bonds. No Trustee shall, as such, be obligated to give any bond or surety or other security for the performance of any of his duties, except as he may be required by applicable law.

     Section 5.5. Apparent Authority. No purchaser, lender, transfer agent, registrar, warrant agent, dividend distributing agent or other person dealing with the Trustees or Advisor or any officer, employee or agent of the Fund shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or Advisor or by such officer, employee or agent or make inquiry concerning or be liable for the application of money or property paid, loaned or delivered to or on the order of the Trustees or Advisor, or such officer, employee or agent.

     Section 5.6. Recitals Regarding Liability, Insurance. Any written instrument creating an obligation of the Fund shall be conclusively taken to have been executed or done by a Trustee or Advisor or an officer, employee or agent of the Fund only in his capacity as a Trustee or Advisor or an officer, employee or agent of the Fund. Any written instrument creating an obligation of the Fund shall refer to this Instrument and shall contain a recital to the effect that the obligations thereunder are not personally binding upon, nor shall resort be had to the private property of any of the Trustees, Shareholders, Advisor, officers, employees or agents of the Fund, but the Fund Property or a specific portion thereof only shall be bound, and may contain any further recital which the Trustees deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Trustees, Shareholders, Advisor, officers, employees or agents of the Fund. The Trustees shall, at all times maintain insurance for the protection of the Fund Property, the Trustees, the Advisor, officers, employees and agents of the Fund in such amount as the Trustees shall deem adequate to cover all foreseeable tort liability to the extent such insurance is available at reasonable rate.

                                   ARTICLE VI
                           Shares and Other Securities

     Section 6.1. Description of Shares. The interests of the Shareholders hereunder shall be divided into Shares, all of one class. The number of Shares authorized hereunder for issuance by the Trustees shall be unlimited. Shares issued shall be "redeemable securities" as defined in Section 2(a)(31 ) of the Act. Ownership of Shares may be evidenced by certificates. All Shares shall have equal noncumulative voting, distribution, liquidation and other rights, shall be fully paid and non-assessable upon issuance and shall have no preference, conversion, or pre-emptive rights.

     Section 6.2. Certificates. Every Shareholder shall be entitled to receive a certificate, provided however, that the physical issuance and delivery of a certificate to a Shareholder shall not be required except by written request of the Shareholder. Certificates shall be in such form as the Trustees shall from time to time approve, specifying the number of Shares held by such Shareholder. Certificates shall be entitled "Certificate of Ameritor Investment Fund." No change shall be made in the certificates which would impair any rights of the Shareholders in certificates theretofore outstanding. Unless otherwise determined by the Trustees, such certificates shall be signed by the Chairman of the Trustees or the President and the Secretary of the Fund. Such signatures may be facsimile signatures. There shall be filed with the transfer agent a copy of the form of certificate so approved by the Trustees, certified by the Chairman, the President or the Secretary, and such form shall continue to be used unless and until the Trustees approve some other form.

     Section 6.3. Issuance of Securities, Fund as Distributor. The Trustees in their discretion may, from time to time, without vote of the Shareholder issue securities of the Fund in addition to the then issued and outstanding securities of the Fund and securities of the Fund held in the treasury, to such party or parties, for such payment, property, services or other consideration, at such time or times, and on such terms as the Trustees may determine, and may in such manner acquire other assets, real, personal or mixed, tangible, or intangible, and no prior offering thereof to any of the holders of securities of the Fund need be made.

     Section 6.4. Pooling of Funds. The Shareholders authorize the pooling and/or commingling of funds and investments in the manner herein provided and agree that their sole interest shall be in their proportionate share of each Shareholder in the fund as herein provided.

                                   ARTICLE VII
                          Record and Transfer of Shares

     Section 7.1. Share Register; Holders of Record. A register shall be kept by or on behalf of the Trustees, under the direction of the Trustees, which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively, and the numbers of the certificates, if any, representing such Shares and a record of all transfers thereof. Only Shareholders whose Shares are recorded on such register shall be entitled to vote or to receive distributions or otherwise to exercise or enjoy the rights of Shareholders, all subject to provisions of Section 9.4. No Shareholders shall be entitled to receive any distribution or to have notice given to him as provided herein until he has given his address to a transfer agent or such other officer or agent of the Fund as shall keep the register for entry thereon.

     Section 7.2. Transfer Agent. The Trustees shall employ Arneritor Financial Corporation (" AFC") as transfer and dividend disbursing agent (" Agent") upon such terms and conditions as the Trustees in their judgment may deem to be suitable and shall pay to the Agent such fees and expenses for such services as the Trustees determine to be appropriate in addition to fees and expenses paid to the Advisor for any other services it performs. The Agent may keep the register and record therein the original issues and transfers of Shares and countersign certificates for Shares issued to the persons entitled thereto. The Agent shall perform the duties usually performed by transfer agents and regi~trars of certificates of stock in a corporation, except as modified by the Trustees. If AFC declines or is unable to provide this service the Trustees shall employ another organization.

     Section 7.3. Blank Certificates. In accordance with the usual custom of corporations having a transfer agent, signed certificates for Shares in blank may be deposited with any transfer agent of the Fund, to be used by such transfer agent in accordance with authority conferred upon it as occasion may require, and in so doing the signers of such certificates shall not be responsible for any loss resulting therefrom.

     Section 7.4. Change of Holder of Record. Any person becoming entitled to any Shares in consequence of the death, bankruptcy or insolvency of any Shareholder or otherwise by operation of law shall be recorded as the holder of record upon production of such proper evidence of ownership as the Fund or its transfer agent may prescribe and delivery of any existing certificate to the Trustees or the transfer agent of the Fund. Until this condition immediately foregoing is satisfied, the holder of record shall be deemed to be the Shareholder for all purposes hereof, and the Fund, the Trustees, any officer or agent of the Fund and any transfer agent or registrar for the Fund shall not be affected by any notice of such death, bankruptcy, insolvency or other event, except where a designation of beneficiary has been made and is unrevoked as of the death of the Shareholder.

     Section 7.5. Transfer of Shares. Shares shall be transferable on the records of the Fund (other than by operation of law) only by the record holder thereof or by his agent duly authorized in writing upon delivery to the Fund or a transfer agent of the Fund (a) of the certificate or certificates therefore, if any, with all transfer tax stamps, as may be required, affixed or duly provided for, properly endorsed or accompanied by a duly executed instrument or instruments of transfer, or (b) the production of such other proper evidence of ownership as the Fund or its transfer agent may prescribe together with such evidence of the genuineness of each such endorsement, execution and authorization and of other matters as may reasonably be required by the Fund or its transfer agent. The Trustees or the transfer agent shall not assume any responsibility for the validity or propriety of any assignment or direction and shall be fully protected in relying on any signature believed to be genuine and to have been made by the proper person. Upon such deliverY the transfer shall be recorded on the register of the Fund provided that the Fund shall not be required to effect the transfer of fractional interests in Shares. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof, and the Trustees, the Trust, any transfer agent or registrar or any officer or agent of the Fund shall not be affected by any notice of the proposed transfer. This Section and Section 7.4 are subject in all respects to the provisions of Section 9.4.

     Section 7.6. Limitation of Fiduciary Responsibility. The Trustees shall not, nor shall the Shareholders or any officer, transfer agent or other agent of the Fund, be bound to see to the execution of any trust, express, implied or constructive, or of any charge, pledge, security interest or equity to which any of the Shares or any interest therein are subject, or to ascertain or inquire whether any sale or transfer of any Shares or interest therein by any Shareholder or his personal representative is authorized by such trust, charge, pledge, security interest or equity, or to recognize any person as having any interest therein except the persons recorded as such Shareholders. The receipt of the person in whose name any share is recorded, or, if such Share is recorded in the names of more than one person, the receipt of each such person, or of the duly authorized agent of each such person, shall be a sufficient discharge for all money, securities and other property payable, issuable, or deliverable in respect of such Share and from all liability to see to the proper application thereof.

     Section 7.7. Notices. Any notice to which Shareholders hereunder may be entitled and any communication shall be deemed duly served or given if mailed, postage prepaid, addressed to Shareholders of record at their last known post office addresses as recorded on the Share register provided for in Section 7.1.

     Section 7.8. Replacement of Certificates. In case of the loss, mutilation or destruction of any certificate for Shares hereunder, the Trustees may issue or cause to be issued a new certificate on such terms as they deem fit.

     Section 7.9. Designation of Beneficiary. A Shareholder may at any time designate as beneficiary any person or persons (hereinafter called the
"Beneficiary") whose interest in the Fund shall be contingent upon such beneficiary or beneficiaries surviving such Shareholder, and whose interests may at any time be revoked by the Shareholder without the consent of such Beneficiary, by notice in writing to the Trustees.

     The transfer by a Shareholder of his interest or any part thereof in the Fund shall operate to revoke any prior designation of any Beneficiary to the extent of such transfer.

     Such designation shall be in form satisfactory to the Trustees and shall contain the name and addresses of such Beneficiary, and shall be registered by the Trustees on the Shareholder's account. The Trustees shall make no charge for the initial designation, but all subsequent designations shall be registered upon payment to the Trustees of a fee of one dollar ($1.00).

     The Shareholder agrees for himself, his legal representative, executors, administrators, heirs, and assigns that upon his death the recognition by the Trustees of the Beneficiary last designated and unrevoked as the person entitled to the Shareholder's interest in the Fund shall be a complete discharge to the Trustees in respect of such interest.

                                  ARTICLE VIII
                          Characteristics of Securities

     Section 8.1. General. The ownership of the Fund Property of every description and the right to conduct any business described herein are vested exclusively in the Trustees, and the Shareholders shall have no interests therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Fund. Nor can they be called upon to share or assume any losses of the Fund or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property having only the rights set forth in this Instrument and in the certificates for the Shares.

     Section 8.2. Death of Shareholders. The Death of a Shareholder during the continuance of the Fund shall not terminate the Fund or give such Shareholder's legal representative a right to an accounting or to take any action in the courts or otherwise against other Shareholders, the Trustees or the Fund Property, but shall only entitle the legal representative of the deceased Shareholder to become the Shareholder upon compliance with Section 7.4.

     Section 8.3. Redemption of Shares. (a) Option of Shareholder. A Shareholder may redeem all or any part of his Shares at net asset value as defined in
Section 2.8 less a withdrawal fee of $1.00 to be paid to the Fund, including the proportionate brokerage, if any~ necessary in order to redeem such Shares. Payment shall be made within five days (the five days to be five consecutive days during which the New York Stock Exchange shall be open).

     (b) Reserve for Contingent Liabilities. The Trustees are authorized in their discretion to retain, at the time of such redemption, a sufficient reserve for taxes and other contingent liabilities, provided the Trustees shall pay to the person entitled thereto the pro rata share of any excess after determination and payment of such taxes and contingent liabilities.

                                   ARTICLE IX
                                  Shareholders

     Section 9.1. Meetings of Shareholders.

     (a) Special Meetings. Special meetings of the Shareholders shall be called when required by applicable laws or regulations and may be called at any time by the Chairman or by a majority of Trustees, with a casting vote by the Chairman, and shall be called by the Chairman upon written request of shareholders holding in the aggregate not less than 90% of the outstanding shares having voting rights. As used herein "casting vote" is defined as a vote which is a condition precedent to the adoption of any measure. Any such request shall specify the purpose for which such meeting is to be called. No business not stated in the notice shall be considered at such meeting. Any such meeting shall be 4eld in the District of Columbia or such other place within or without the District of Columbia the Chairman shall designate.

     (b) Quorum. The holders of33% of the outstanding Shares present in person or by proxy shall constitute a quorum at any meeting except as may be otherwise required by the Act, or by applicable law.

     Section 9.2. Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder at his registered address, mailed at least 10 days and not more than 60 days before the meeting. Any adjourned meeting may be held as adjourned without further notice.

     Section 9.3. Voting Rights of Shareholders. The Shareholders shall be entitled to vote only upon such matters may be required by the Act.

     Each Shareholder entitled to vote in accordance with this Instrument shall be entitled to one vote for each full Share outstanding and entitled to vote held by such Shareholder. Fractional Shares shall not be entitled to vote. When
 .a quorum is present at any meeting of Shareholders, the vote of the holders of a majority of the

Shares entitled to vote present in person or by proxy at such meeting shall decide any question upon which Shareholders are entitled to vote except as expressly provided otherwise in this Instrument.

     Section 9.4. Record Date. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may fix a date not less than 10 nor more than 60 days prior to the date of any meeting of Shareholders or dividend -payment or other action as a record date for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to receive any dividend or to be treated as Shareholders of record for purposes of such other action.

     Section 9.5. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary of the Fund, or with such other officer or agent of the Fund as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more of the officers of the Fund. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

     Section 9.6. Reports. The Trustees shall cause to be prepared after the end of the first full Fiscal Year and after the end of each succeeding Fiscal Year a report containing audited financial statements, including a balance sheet and statements of income and accumulated undistributed income, realized gain or loss on investments, and changes in financial position of the Fund, prepared in conformity with generally accepted accounting principles together with a report of independent accountants on such financial statements based on examination of the books and records of the Fund made in accordance with generally accepted auditing standards. A signed copy of such reports shall be filed with the Trustees as soon as practicable after the close of the period covered thereby. Copies of such reports shall be mailed to all Shareholders.

                                    ARTICLE X
                                    Trustees

     Section 10.1. Number and Qualification. The number of Trustees shall not be less than one (1) nor more than fifteen (15). No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term. A Trustee shall be an individual at least 21 years of age who is not under legal disability. Trustees may but not need own shares or other securities of the Fund. The Trustees, in their capacity as Trustees, shall not be required to devote any specific portion of their time to the business and affairs of the Fund.

     Section 10.2 Terms of Office; Election. The Trustees shall be chosen for a term of unlimited duration. Trustees shall hold office until their successors shall be elected and qualified, provided that the term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, bankruptcy, adjudicated incompetence or other incapacity to exercise the duties of the office or the removal of a Trustee. Election of Trustees at shareholder meetings shall be by the affirmative vote of the holders of at least a majority of the Shares present in person or by proxy at such meetings. The election of any Trustee (other than an individual who was serving as a Trustee immediately prior to such election) pursuant to this Section shall not become effective unless and until such person shall have in writing accepted his election and agree to be bound by the terms of this Instrument.

     Section 10.3. Resignation and Removal. Any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered or mailed to the Chairman of the Trustees, the President or the Secretary of the Fund, and such resignation shall be effective upon such delivery or at a later date according to the terms of such instrument. Any or all of the Trustees- may be removed, with or without cause, by action of 90% of the remaining Trustees at a meeting- duly called.

     No natural person shall serve as Trustee after the holders of record of not less than two- thirds of the outstanding shares of the Fund have declared that he be removed from that office either by declaration in writing filed with the custodian of the securities of the Fund or by votes cast in person or by proxy at meeting called for that purpose. The Trustees will promptly call a meeting of shareholders for the purpose of voting upon the question of removal of any such Trustee or Trustees when requested to do so by the record holders of not less than 10% of the outstanding shares. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Fund or the remaining Trustees any Fund Property held in the name of the resigning or removed Trustee, and by the acceptance of his appointment or election as Trustee he shall delegate to any other of the Trustees his power of attorney to execute such documents on his behalf. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

     Section 10.4. Vacancies. Whenever a vacancy shall occur, until such vacancy is filled the Trustees or Trustee continuing in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Instrument. No such vacancy shall operate to annul or terminate this Instrument or to revoke any existing agency created pursuant to the terms of this Instrument, and title to any Fund Property held in the name of any Trustee alone, jointly with one or more of the other Trustees or otherwise, shall, in the event of the death, resignation, bankruptcy, adjudicated incompetence or other incapacity to exercise the duties of the office or the removal of such Trustee, vest in the continuing or surviving Trustee without necessity of any further act or conveyance.

     In the case of any vacancy occurring other than by reason of increase in the number of Trustees, the holders of at least a majority of the Shares present in person or by proxy at a meeting of Shareholders, or a majority of the Trustees continuing in office acting in a meeting of Trustees or by written instrument or instruments, may elect or appoint an individual having the qualifications described in Section 10.1 to fill such vacancy. In the case of any vacancy created by an increase in the number of Trustees, a majority of the Trustees continuing in office acting in a meeting of Trustees or by written instrument or instruments may appoint an individual having the qualifications described in Section 10.1 to fill such vacancy. Upon the effectiveness of any election or appointment made as provided in this Section, the Fund Property shall vest in such new Trustee jointly with the continuing or surviving Trustees without the necessity of any further act or conveyance, provided that no such election or appointment shall become effective unless or until the new Trustee shall have accepted in writing his election or appointment and agreed to be bound by the terms of this Instrument.

     Section 10.5. Meetings. Meetings of the Trustees shall be held from time to time, either within or without the District of Columbia, upon the call of the Chairman of the Trustees, the President, the Secretary of the Fund or any two Trustees. Notice of any meeting shall be mailed or otherwise given not less than 24 hours before the meeting but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

     A quorum for all meetings of the Trustees shall be a majority of the Trustees. Any Trustee present shall be counted for the purpose of determining whether a quorum exists and shall be entitled to vote on any proposed action of the Trustees, notwithstanding that such Trustee may be a party to or an affiliate of a person (other than the Fund) who is a party to a transaction to which the Fund is also a party, or may be otherwise interested in the proposed action.

     Unless specifically provided otherwise in this Instrument, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees given before or after such action is taken.

     Any Committee may act with or without a meeting. A quorum for all meetings of any Committee shall be a majority of the members thereof. Unless specifically provided otherwise in this Instrument, any action of any Committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members given before or after such action is taken. All or anyone or more Trustees may participate in a meeting of the Trustees or any Committee thereof by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to such means of communication shall constitute presence in person at such meeting. The minutes of any meeting of the Trustees held by telephone shall be prepared in the same manner as a meeting of the Trustees held in person.

     Any agreement, deed, lease or other instrument or writing executed by one or more of the Trustees or by any authorized person shall be valid and binding upon the Trustees and upon the Fund when it is authorized or ratified by action of the Trustees as provided in this Instrument.

     Section 10.6. Officers. The Trustees shall annually elect from among their number a Chairman of the Trustees, who shall be the principal executive officer of the Fund. The Trustees shall elect or appoint, or shall authorize the Chairman of the Trustees to appoint a President, a Treasurer and a Secretary. The Trustees may elect or appoint or may authorize the Chairman of the Trustees to appoint a Vice-Chairman of the Trustees, a Controller, one or more Assistant Treasurers and Assistant

Secretaries and such other officers or agents, who shall have such powers, duties and responsibilities, as the Trustees may deem advisable. Two or more offices may be held by the same person.

     Section 10. 7. By-laws. The Trustees may adopt and from time to time amend or repeal By-laws for the conduct of the business of the Fund, and such By-laws may define the duties of the officers, agents, employees and representatives of the Fund.

                                   ARTICLE XI
                          Distribution to Shareholders

     Section 11.1. General. The Trustees may from time to time declare and pay to the Shareholders, in proportion to their respective ownership of Shares, out of the net income, accumulated undistributed income, paid-in capital or otherwise out of assets in the hands of Trustees, such dividends or other distributions as they may deem proper, even though any such distribution may result in loss of such tax-shelter benefits as capital loss carryovers or otherwise. The declaration and payment of such dividends or other distributions and determination of net income, accumulated undistributed income or paid-in capital available for dividends or other distributions and other purposes shall lie wholly in the discretion of the Trustees, and no Shareholder shall be entitled to receive or be paid apy dividends or to receive any distribution except as determined by the Trustees in the exercise of said discretion. Trustees may also distribute to the Shareholders, in proportion to their respective ownership of Shares, additional Shares in such manner and on such terms as they may deem proper.

     Section 11.2. Retained Earnings. Except as provided in Section 11.1, the Trustees may retain from net income such amounts as they deem necessary to pay the debts and expenses of the Fund, to meet obligations of the Fund, to establish reserves or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business of the Fund.

     Section 11.3. Source of Distributions. Any distributions to Shareholders shall be accompanied by a statement in writing advising the Shareholders of the source of the funds so distributed so that distributions of ordinary income, return of capital and capital gains income will be clearly distinguished. If the source of funds so distributed has not been determined, the communication shall so state, in which event the statement of the source of funds shall be forwarded to Shareholders promptly after the close of the Fiscal Year in which such distributions were made.

                                   ARTICLE XII
                        Amendment or Termination of Fund

     Section 12.1. Amendment or Termination. The provisions of this Instrument may be amended or altered (except as to the limitations of personal liability of the shareholders and Trustees and the prohibition of assessments upon shareholders) only by the Chairman or upon the affirmative vote of a majority of the Fund' s Trustees, with a casting vote by the Chairman. As used herein "casting vote" is defined as a vote which is a condition precedent to the adoption of any measure.

     The Fund may be terminated only by the Chairman or upon the affirmative vote of a majority of the Trustees, with a casting vote by the Chairman. As used herein "casting vote" is defined as a vote which is a condition precedent to the adoption of any measure. Such amendment or termination shall be effective when a certificate shall have been signed and acknowledged by the Chairman, Secretary or Trustee, that such action was taken at a meeting duly called and held in accordance with and by the affirmative vote required by this Instrument. Upon termination of the Fund pursuant to this Section:

     (a) the Fund shall carry on no business except for the purpose winding up its affairs;

     (b) the Trustees shall proceed to wind up the affairs of the Fund and all of the powers of the Trustees under this Instrument shall continue until the affairs of the Fund shall have been wound up, including the power to fulfill or discharge the contracts of the Fund, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Fund Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business;

     (c) after paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities, and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Fund Property, in cash or in kind or partly each, among the Shareholders according to their respective rights.

     Section 12.2. Transfer to Successor. Anything contained herein or otherwise to the contrary notwithstanding, the Chairman, or the Trustees upon affirmative majority vote, with a casting vote by the Chairman as defined in Section 12.1, may (a) select any entity, be it a corporation, association, trust or other kind of organization, or organize any such kind of entity to take over the Fund Property and carry on the affairs of the Fund, (b) merge the Fund into or sell, convey and transfer the Fund Property to any such entity for such consideration and upon terms and conditions without limitation as they in their discretion deem suitable, and (c) take such other action they may in their discretion deem either necessary or appropriate to accomplish or implement any action taken hereunder.

                                  ARTICLE XIII
                                  Miscellaneous

     Section 13.1. Governing Law. This Instrument is delivered by the Trustees in the District of Columbia and with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the District of Columbia.

     Section 13.2. Counterparts. This Instrument may be simultaneously executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument and shall be sufficiently evidenced by any original counterpart.

     Section 13.3. Reliance by Third Parties. Any certificate executed by the Chairman or President or Secretary or Assistant Secretary certifying to (a) the number or identity of the Trustees or Shareholders, (b) the due authorization of the execution of any instrument in writing, (c) the form of any vote passed at a meeting of the Trustees or Shareholders, (d) the fact that the number of the Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Instrument, (e) the form of any By-law adopted by or the identity of any officers elected or appointed by the Trustees, or (f) the existence or nonexistence of any fact or facts which in any manner related to the affairs of the Fund, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees or any of them and the successors of such person.

     Section 13.4. Provisions in Conflict With Laws or Regulations. (a) The provisions of this Instrument are severable, and if the Trustees shall determine that anyone or more of such provisions are in conflict with applicable federal or state laws and regulations, such conflicting provisions shall be deemed never to have constituted a part of this Instrument, provided that such determination by the Trustees shall not affect or impair any of the remaining provisions of this Instrument or render invalid or improper any action taken or omitted (including but not limited to the election of Trustees) prior to such determination. Such determination shall become effective when a certificate is signed by the Chairman, President or Secretary setting forth any such determination and reciting that it was duly adopted by the Trustees. The Trustees shall not be liable for failure to make any determination under this Section. Nothing in this Section shall in any way limit or affect the right of the Trustees to amend this Instrument.

     (b) If any provisions of this Instrument shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Instrument in any jurisdiction.

     Section 13.5. Not In Derogation of Existing Rights. Nothing herein shall operate in derogation of any substantive rights, privileges, duties or liabilities with respect to the Shares Issued and outstanding prior to the Effective Date of this Instrument.

     Section 13.6. Section Headings. Section headings have been inserted for convenience only and are not part of this Instrument.

     Section  13.7.   Reorganization.   If  any  person,   firm  or  corporation
(collectively, "Substantial Owner") or any person, firm or corporation controlling the Substantial Owner, contro1led by a Substantial Owner or under common control with a Substantial Owner, or any group of which a Substantial Owner or any of the foregoing persons, firms or corporations are members, or any other group contro1ling a Substantial Owner, contro1led by a Substantial Owner, or under common control with a Substantial Owner, owns of record, or owns beneficially, directly or indirectly, more than five percent (5%) of any class of voting security of the Fund, then any reorganization of the Fund, as the term "reorganization" is defined in Section 2(a)(33) of the Act, which involves any transaction with a Substantial Owner may not be effected unless a meeting of the security holders of the Fund is held to act thereon and the votes of the holders of voting securities of the Fund representing not less than ninety percent (90%) of the votes entitled to vote thereon voted in favor thereof.

                                   ARTICLE XIV
                  Effective Date and Duration of Trust and Fund

     Section 14.1. Effective Date. This Instrument and the Trust herein shall become effective immediately upon the affirmative vote of a majority of the Trustees with a casting vote by the Chairman and upon the signing of a certificate by the Chairman or Secretary setting forth the fact of such affirmative vote and the date thereof, which date shall be the "Effective Date."

     Section 14.2. Duration. Subject to earlier termination in accordance with the provisions of Article XII, this Trust and the Fund shall terminate on January 1, 2025, unless by an affirmative vote of a majority of the Trustees and an affirmative vote of a majority of Shares then outstanding and entitled to vote, the date of termination shall be extended and changed to a later date.

                                   ARTICLE XV
                            Shareholders' Acceptance

     Section 15.1. Acceptance. Shareholders holding shares after the effective dates of this Instrument shall be deemed to have accepted this Instrument and the terms and conditions contained herein and shall be bound hereby, nothing herein contained to the contrary notwithstanding.